    As filed with the Securities and Exchange Commission on December 29, 2000
                                                      Registration No. 33-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                            ARKANSAS BEST CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                           71-0673405
 (State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                             3801 OLD GREENWOOD ROAD
                           FORT SMITH, ARKANSAS 72903
               (Address of principal executive offices) (Zip Code)

                                   ----------

                            ARKANSAS BEST CORPORATION
                         NONQUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)

                                   ----------

            Richard F. Cooper                                 Copy to:
                Secretary                               Riva T. Johnson, Esq.
        Arkansas Best Corporation                       Jenkens & Gilchrist,
         3801 Old Greenwood Road                     A Professional Corporation
       Fort Smith, Arkansas  72903                  1445 Ross Avenue, Suite 3200
             (501) 785-6000                             Dallas, Texas  75202
   (Name, address and telephone number
including area code of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED                PROPOSED
                                                  AMOUNT                MAXIMUM                 MAXIMUM              AMOUNT OF
             TITLE OF CLASS OF                    TO BE              OFFERING PRICE            AGGREGATE            REGISTRATION
        SECURITIES TO BE REGISTERED          REGISTERED(1)(2)       PER SHARE(3)(4)       OFFERING PRICE(3)(4)         FEE(4)
----------------------------------------     ----------------       ---------------       --------------------      ------------
  Common Stock, $.01 par value per share     1,000,000 shares           $15.981                $15,981,000             $3,995

         (1) The securities to be registered consist of 1,000,000 shares reserved for issuance under the Arkansas Best Corporation Nonqualified Stock Option Plan.

         (2) Pursuant to Rule 416, this Registration Statement is deemed to include additional shares of common stock issuable under the terms of the Plan to prevent dilution resulting from any further stock split, stock dividend or similar transaction.

         (3) Estimated solely for the purpose of calculating the registration fee.

         (4)      Calculated pursuant to Rule 457(c) and (h).


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The registrant and the Arkansas Best Corporation Nonqualified Stock Option Plan (the "Plan") hereby incorporate by reference in this registration statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

                  (1) the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

                  (2) the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000;

                  (3) the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

                  (4) the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

                  (5) the registrant's Current Report on Form 8-K filed with the Commission on September 22, 2000; and

                  (6) the description of the registrant's Common Stock and Common Stock Rights as set forth in the registrant's Form 8-A Registration Statement filed with the Commission on March 20, 1992, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.



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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Corporation's Restated Certificate of Incorporation provides that no director of the Corporation will be personally liable to the Corporation or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited exceptions.

         Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies
(a) if such person is successful on the merits or otherwise in the defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication unless the court, in its discretion, believes that in the light of all the circumstances indemnification should apply.

         To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is entitled, pursuant to Section 145, to indemnification as described above.

         The Corporation has entered into indemnity agreements with each of its directors. Each such Indemnification Agreement provides for indemnification of directors of the Corporation to the fullest extent permitted by the Delaware General Corporation Law and additionally permits advancing attorney's fees and all other costs, expenses, obligations, paid or incurred by a director generally in connection with the investigation, defense or other participation in any threatened, pending or completed action, suit or proceeding or any inquiry or investigation thereof, whether conducted by or on behalf of the Corporation or any other party. If it is later determined that the director is or was not entitled to indemnification under applicable law or the terms of the Indemnification Agreement, the Corporation is entitled to reimbursement by the director.

         The Indemnification Agreements further provide that in the event of a change in control of the Corporation, then with respect to all matters thereafter arising concerning the rights of directors to indemnity payments and expense advances, all determinations regarding excludable claims will be made only by a court of competent jurisdiction or by special independent legal counsel selected by the director and approved by the Corporation.

         The Corporation has also agreed to provide its directors with directors' and officers' liability insurance for so long as the directors may continue to serve as directors of the Corporation. However, if the Board of Directors determines that such insurance is not reasonably available, the Corporation shall not have such an obligation.

         To the extent that the board of directors or the stockholders of the Corporation may in the future wish to limit or repeal the ability of the Corporation to indemnify directors, such repeal or limitation may not be effective as to directors who are currently parties to the Indemnification Agreements, because their rights to full protection are contractually assured by the Indemnification Agreements. It is anticipated that similar contracts may be entered into, from time to time, with future directors of the Corporation.

         In addition, the Corporation's Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification of officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

         Insofar as indemnification by the Corporation for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Corporation



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pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         None.

ITEM 8.  EXHIBITS.

         (a)      Exhibits.

                           The following documents are filed as a part of this
registration statement.

         Exhibit           Description of Exhibit

         4.1 Arkansas Best Corporation Nonqualified Stock Option Plan, as amended.

         4.2      Restated Certificate of Incorporation of the Company, filed as
                  Exhibit 3.1 to the Registration Statement on Form S-1 (No. 33-46483), and incorporated herein by reference.

         4.3      Amended and Restated Bylaws of the Company, filed as Exhibit
                  3.2 to the Registration Statement on Form S-1 (No. 33-46483), and incorporated herein by reference.

         5.1      Opinion of Richard F. Cooper, Esq.

         23.1 Consent of Richard F. Cooper, Esq. (included in his opinion filed as Exhibit 5.1 hereto).

         23.2     Consent of Ernst & Young LLP, independent auditors.

         24.1     Power of Attorney (on signature page).

         The Company will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

         A.       The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



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


         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard F. Cooper, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits, thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on December 29, 2000:

                               ARKANSAS BEST CORPORATION



                               By:  /s/ Richard F. Cooper
                                   --------------------------------------------
                                   Name: Richard F. Cooper
                                   Title: Vice President Administration/General
                                          Counsel

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                       CAPACITY                                 DATE
            ---------                                       --------                                 ----
/s/ William A. Marquard                 Chairman of the Board, Director                        December 29, 2000
-------------------------------
William A. Marquard

/s/ Robert A. Young, III                Director, Chief Executive Officer and President        December 29, 2000
-------------------------------
Robert A. Young, III                    (Principal Executive Officer)

/s/ David E. Loeffler                   Vice President - Chief Financial Officer and           December 29, 2000
-------------------------------         Treasurer (Principal Financial and Accounting
David E. Loeffler                       Officer)

/s/ Frank Edelstein                     Director                                               December 29, 2000
-------------------------------
Frank Edelstein

/s/ Arthur J. Fritz, Jr.                Director                                               December 29, 2000
-------------------------------
Arthur J. Fritz, Jr.

/s/ John H. Morris                      Director                                               December 29, 2000
------------------------------
John H. Morris

/s/ Alan J. Zakon, Ph.D.                Director                                               December 29, 2000
-------------------------------
Alan J. Zakon, Ph.D.



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                               INDEX TO EXHIBITS


EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
4.1      Arkansas Best Corporation Nonqualified Stock Option Plan, as amended.


4.2      Restated Certificate of Incorporation of the Corporation, filed as
         Exhibit 3.1 to the Registration Statement on Form S-1 (No. 33-46483), and incorporated herein by reference.

4.3 Amended and Restated Bylaws of the Corporation, filed as Exhibit 3.2 to the Registration Statement on Form S-1 (No. 33-46483), and incorporated herein by reference.

5.1      Opinion of Richard F. Cooper, Esq.

23.1     Consent of Richard F. Cooper, Esq. (included in his opinion filed as
         Exhibit 5.1 hereto).

23.2     Consent of Ernst & Young LLP, independent auditors.

24.1     Power of Attorney. (included on signature page)



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